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                                                                     Exhibit 5.1

                     [Letterhead of Pillsbury Winthrop LLP]

                                 June 15, 2001


Critical Path, Inc.
532 Folsom Street
San Francisco, California 94105

        Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 to be filed by Critical Path, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 16,741,348 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Amended and Restated 1998 Stock Plan, 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan (the "Plans"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plans, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,


                                          /s/ PILLSBURY WINTHROP LLP